CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Delightfully Frozen Corp.

We consent to the use of our Independent Auditors' Report dated March 8, 2003, covering the financial statements of Delightfully Frozen Corp. (a Development Stage Company) as of December 31, 2002 and for the period from October 1, 2002 (inception) to December 31, 2002, in the Form SB-2 Amendment No. 2 registration statement to be filed with the Commission on or about September 18, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.




/s/ Stonefield Josephson
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
September 18, 2003